EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                               CREE RESEARCH, INC.
                      (as amended through August 14, 1995)


     I, the undersigned, being a person of full age, do make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina.

                                    ARTICLE I

     The name of the corporation shall be Cree Research, Inc.

                                   ARTICLE II

     The period of duration of the corporation shall be perpetual.

                                   ARTICLE III

     The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.

                                   ARTICLE IV

     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 17,250,000 shares divided into three classes consisting of 1,250,000 shares of Class A Voting Preferred Stock with a par value of $0.01 per share, 1,500,000 shares of Class B Non-Voting Preferred Stock with a par value of $0.01 per share, and 14,500,000 shares of Common Stock with a par value of $0.005 per share. (The term "Preferred Stock," when used in this Article IV without reference to a

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particular class, means both the Class A Voting Preferred Stock and the Class B
Non-Voting Preferred Stock.) The Board of Directors is authorized from time to time to establish one or more series of any class of Preferred Stock and to determine the preferences, limitations and relative rights, insofar as the same are not fixed by these Articles of Incorporation, of each such series and the number of shares and designation thereof (the resolutions so establishing and determining each such series being hereinafter referred to as a "Series Resolution"). The Board of Directors from time to time may increase the number of shares of any series of Preferred Stock by providing that any unissued shares of Preferred Stock of that class shall constitute part of such series or decrease the number of shares of any series of Preferred Stock (but not below the number of shares of such series outstanding) by providing that any unissued shares of Preferred Stock of that class previously assigned to such series shall no longer constitute a part of such series, and may alter the terms of any series of Preferred Stock prior to the issuance of shares of such series.

     Subject to the foregoing powers of the Board of Directors, the preferences, limitations and relative rights of the Preferred Stock and the Common Stock are as follows:

A.   Dividends

     The holders of the Common Stock shall be entitled to receive dividends as, when and if declared by the Board of Directors out of funds legally available for the payment of dividends. The holders of the Preferred Stock shall be entitled to receive dividends on a parity with the holders of the Common Stock as, when and if declared by the Board of Directors out of funds legally available for the payment of dividends. Such dividends on shares of Preferred Stock shall be equal to the amount which would be paid to the holder thereof on the number of shares of Common Stock into which such shares of Preferred Stock are convertible on the record date for determining eligibility to receive such dividends.

B.   Voting Rights

      (1) The holders of Common Stock shall have the right to vote upon all matters submitted to the stockholders of the corporation and shall be entitled to one vote for each share of Common Stock held by them respectively.

      (2) The holders of Class A Voting Preferred Stock shall be entitled to vote upon all matters upon which holders of Common Stock have the right to vote and, except as otherwise required by applicable law, each holder of shares of Class A Voting Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Class A Voting Preferred Stock are convertible at the record date for determining the stockholders entitled to vote on such matters, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class.

      (3) Except as otherwise required by applicable law, the holders of Class B Nonvoting Preferred Stock shall have no voting power whatsoever and shall not have the right to vote on any matter or otherwise participate in any proceedings in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the shareholders. In any case where applicable law requires voting by holders of Class B Nonvoting Preferred Stock, except as otherwise required by applicable law, each such holder shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Class B Voting Preferred Stock are convertible at the record date for determining the stockholders entitled to vote on such matters, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a group.


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      (4)   In any case where applicable law requires a separate vote by the holders of shares of a class of stock of the corporation or a series thereof, in taking such separate vote each holder of such shares shall be entitled to one vote for each such share held.

C.   Liquidation Preference

     In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of shares of the Preferred Stock shall be entitled to receive out of the assets of the corporation available for distribution to its stockholders, before any distribution or payment shall be made to the holders of the Common Stock, an amount per share determined in accordance with the Series Resolution applicable to such shares (which amount may be designated in the Series Resolution as the "Liquidation Preference" of such series), or, if no such amount is specified in the applicable Series Resolution, the par value of such shares. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of such payment and the place where said payment shall be payable, shall be given by first-class mail, postage prepaid, not less than 30 days prior to the payment date stated therein to the holders of the Preferred Stock, such notice to be addressed to each such holder at his address as shown on the corporation's records. If upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its stockholders shall be insufficient to permit the payment in full of such amounts to the holders of the Preferred Stock, then the entire assets available for distribution shall be distributed among the holders of the Preferred Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled. If upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its stockholders exceed such amounts to be paid to the holders of the Preferred Stock, the assets remaining after payment of such amounts to the holders of the Preferred Stock shall be paid as follows:

      (1) the holders of the Common Stock shall first be paid an amount for each share of Common Stock held by them respectively equal to the quotient obtained by dividing the aggregate amounts paid to the holders of the Preferred Stock pursuant to the preceding sentence by the number of shares of Common Stock into which all of the outstanding shares of Preferred Stock are convertible at the time of such distribution to holders of the Preferred Stock;

      (2) then the entire remaining balance of such assets shall be paid to the holders of the Common Stock and the Preferred Stock in an amount for each share of Common Stock or Preferred Stock held by them respectively equal to the quotient obtained by dividing such balance by the aggregate number of outstanding shares of Preferred Stock and Common Stock, and for purposes of this distribution each share of Preferred Stock shall be deemed to have been converted into the number of shares of Common Stock into which such share of Preferred Stock is convertible at the time of such distribution.

     For purposes of this Paragraph C, no merger or consolidation of the corporation into or with any other corporation or entity, nor any voluntary sale, lease, exchange, transfer, mortgage, pledge or other disposition of all or substantially all of the corporation's assets, whether for cash, securities or otherwise, shall be deemed to be a liquidation, dissolution or winding up of the corporation. For purposes of this Paragraph C, if any assets distributed to stockholders upon liquidation of the corporation consist of property other than cash, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors.

D.   Conversion Rights [See Endnote (1)]

     If so provided in the Series Resolutions applicable to such shares, shares of Preferred Stock shall be convertible into Common Stock on the terms and conditions stated in such Series Resolution. If no provision is made for the conversion of shares of Preferred Stock into Common Stock by the Series Resolution applicable to such shares of Preferred Stock, then, solely for purposes of applying Paragraphs A, B and C hereof, such shares of Preferred Stock shall be treated as convertible into one share of Common Stock at any time and without adjustment.

                                    ARTICLE V

     The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is One Dollar ($1.00) in cash or property of equivalent value.

                                   ARTICLE VI

     The address of the initial registered office of the corporation in North Carolina is Suite 450, 2626 Glenwood Avenue, Raleigh, Wake County, North Carolina 27608; and the name of the initial registered agent at such address is Fred D. Hutchison.

                                   ARTICLE VII

     The number of Directors of the corporation may be fixed by the bylaws. The number of the Directors constituting the initial Board of Directors shall be three (3), and the names and addresses of the persons who are to serve as Directors until the first meeting of the shareholders, or until their successors be elected and qualify are:
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      Name                          Address
      -----                         -------
      Calvin H. Carter, Jr.         4400 Yates Pond Road
                                    Raleigh, North Carolina 27606

      F. Neal Hunter                621 Tinkerbell Road
                                    Chapel Hill, North Carolina 27514

      C. Eric Hunter                5639 Chapel Hill Road
                                    Apt. 910
                                    Durham, North Carolina  27707

                                  ARTICLE VIII

      The name and address of the incorporator is:

      Name                          Address
      ----                          --------
      Fred D. Hutchison             Suite 450, 2626 Glenwood Avenue
                                    Raleigh, North Carolina  27608

                                   ARTICLE IX

     There shall be no preemptive rights with respect to the shares of the capital stock of the corporation.

                                    ARTICLE X

     No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of his or her duty as a director; provided, however, that the foregoing shall not limit or eliminate the personal liability of a director with respect to (i) acts or omissions not made in good faith that such director at the time of such breach knew or believed were in conflict with the best interests of the corporation, (ii) any liability under Section 55-32 of the North Carolina General Statutes or any successor provision, (iii) any transaction from which such director derived an improper personal benefit, or
(iv) acts or omissions occurring prior to the date of the effectiveness of this Article. As used in this Article, the term "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of his or her service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation.

     Furthermore, notwithstanding the foregoing provision, in the event that
Section 55-7 or any other provision of the North Carolina General Statutes is amended or enacted to permit further limitation or elimination of the personal liability of a director, the personal liability of the corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

     This Article shall not affect a charter or bylaw provision or contract or resolution of the corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this Article shall not adversely affect any limitation hereunder on the personal liability of a director with respect to acts or omissions occurring prior to such repeal or modification.

ENDNOTE (1)
----------------------------
The Corporation's Articles of Incorporation, all amendments thereto and all outstanding Statements of Classification of Shares were amended by resolution passed by the shareholders of the Corporation on January 5, 1993, as follows:

      "The Conversion Price adjustments which are presently included in the Corporation's Articles of Incorporation and Statements of Classification of Shares which relate to the Corporation's outstanding Class A Voting and Class B Non-voting Preferred Stock, which adjustments are to be made in the event that outstanding shares of Common Stock of the Corporation shall be subdivided or increased, by stock split or stock dividend, into a greater number of shares of Common Stock, shall be deleted so that in the event of a simultaneous stock split of the Corporation's Common and Preferred Stock, the proportionate interests of the shareholders of outstanding Common and Preferred Stock remains the same before and after the effectiveness of such stock split."



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                  CLASS A VOTING PREFERRED STOCK -- SERIES A
                 Preferences, Limitations and Relative Rights


1.    Designation

65,474 shares of the Preferred Stock, $0.01 par value, of Cree Research, Inc. (the "Corporation") shall constitute a series of such Preferred Stock designated as "Class A Voting Preferred Stock -- Series A."

2.  Liquidation Preference

The liquidation preference of each share of the Series A Preferred Stock shall be the original issue price per share paid by the holder of such share.

3.    Voluntary Conversion

Each share of Series A Preferred Stock may be converted at any time without the payment of any consideration, at the rate (the "Conversion Rate") of one share of Common Stock of the Corporation for each share of Series A Preferred Stock so converted, subject to adjustment in accordance with the provisions hereof. All such conversions shall be at the option of the holder of such Series A Preferred Stock.

Such option to convert shares of Series A Preferred Stock into shares of Common Stock may be exercised as to all or any portion of such shares of Series A Preferred Stock by, and only by, surrendering for such purpose to the Corporation at its principal executive office or at such other place as may be designated by the Corporation the certificate or certificates representing such shares of Series A Preferred Stock, duly endorsed or accompanied by proper instruments of transfer together with a written notice from the holder thereof stating that he elects to convert the same and the name or names and addresses to which certificates for Common Stock will be issued. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay to the holder cash equal to such fraction multiplied by the Liquidation Preference divided by the number of shares of Common Stock (including any fractional interest for such purpose) into which each share of Preferred Stock may then be converted. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock, or to a third party such holder may designate in writing, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and, a check payable to the holder in the amount of any cash amounts payable as the result of conversion into fractional shares of Common Stock plus declared but unpaid dividends, and if less than all the shares of the Series A Preferred Stock represented by such certificates are converted, a certificate representing the shares of Series A Preferred Stock not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be subject to the following adjustments:

      (a) If the Corporation shall after the date of issuance of the Series A Preferred Stock subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by way of a stock dividend on its Common Stock or reclassification of its shares of Common Stock any shares of the Corporation, the number of shares of Common Stock into which each share of Series A Preferred Stock may be converted immediately prior thereto shall be adjusted so that the holder of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive for each share of Series A Preferred Stock the number of shares of Common Stock which he would have owned or been entitled to receive after the happening of any of the events described above if his Series A Preferred Stock had been converted immediately prior to the happening of such event, such adjustment to become effective concurrently with the time at which such subdivision or combination or reclassification, as the case may be, became effective.

      (b) In the event of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

      (c) Upon any adjustment of the number of shares into which Series A Preferred Stock may be converted, then in each such case the Corporation shall give written notice thereof within 30 days of the occurrence of the adjustment, addressed to each registered holder of Series A Preferred Stock at the address of such holder as shown on the records of the Corporation, which notice shall state the Conversion Rate resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the conversion of Series A Preferred Stock setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.    Mandatory Conversion

The Series A Preferred Stock shall automatically be converted into Common Stock simultaneously with the closing of an underwritten public offering of the Corporation's Common Stock pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended. The provisions of Section 3 regarding the number of shares of Common Stock which shall be issuable upon the conversion of Series A Preferred Stock into Common Stock shall be applicable to such mandatory conversion. The Corporation shall give written notice of the date of such closing (the "Mandatory Conversion Date") to each holder of record of Series A Preferred Stock, as promptly as practicable after the Mandatory Conversion Date. Such notice shall be given by first-class mail, postage prepaid, addressed to such holder at his address as shown on the records of the Corporation, notifying such holder that the shares have been converted and calling upon such holder to surrender to the Corporation the certificate representing his shares of Series A Preferred Stock, duly endorsed or accompanied by proper instruments of transfer.

Within 60 days after the Mandatory Conversion Date, each holder of shares of Series A Preferred Stock shall present and surrender his certificate or certificates for such shares to the Corporation at the principal executive office of the Corporation or at such other place as may be designated by the Corporation and shall be issued new certificates representing the shares of Common Stock issuable upon such conversion. Upon the Mandatory Conversion Date, each person who was a holder of Series A Preferred Stock on that date shall be deemed to have become the holder of the Common Stock deemed to be issued on conversion and not of the Series A Preferred Stock being converted. All rights of the holders of such converted shares shall cease with respect to such shares except for rights in connection with such shares which have become matured obligations to such holders prior to such conversion and the right to receive certificates of Common Stock representing the shares deemed to be issued upon such conversion.

                  CLASS A VOTING PREFERRED STOCK -- SERIES B
                 Preferences, Limitations and Relative Rights


1.    Designation

11,334 shares of the Preferred Stock, $0.01 par value, of the Corporation shall constitute a series of such Preferred Stock designated as "Class A Voting Preferred Stock -- Series B."

2.    Liquidation Preference

The Liquidation Preference of the Series B Preferred Stock shall be the price per share received by the Corporation upon the original issuance of such shares.

3.    Voluntary Conversion

Each share of Series B Preferred Stock may be converted at any time, without the payment of any consideration, at the rate (the "Conversion Rate") of one share of Common Stock of the Corporation for each share of Series B Preferred Stock so converted, subject to adjustment in accordance with the provisions hereof. All such conversions shall be at the option of the holder of such Series B Preferred Stock.

Such option to convert shares of Series B Preferred Stock into shares of Common Stock may be exercised as to all or any portion of such shares of Series B Preferred Stock by, and only by, surrendering for such purpose to the Corporation at its principal executive office or at such other place as may be designated by the Corporation the certificate or certificates representing such shares of Series B Preferred Stock, duly endorsed or accompanied by proper instruments of transfer together with a written notice from the holder thereof stating that he elects to convert the same and the name or names and addresses to which certificates for Common Stock will be issued. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay to the holder cash equal to such fraction multiplied by the Liquidation Preference divided by the number of shares of Common Stock (including any fractional interest for such purpose) into which each share of Preferred Stock may then be converted. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series B Preferred Stock, or to a third party such holder may designate in writing, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and, a check payable to the holder in the amount of any cash amounts payable as the result of conversion into fractional shares of Common Stock plus declared but unpaid dividends, and if less than all the shares of the Series B Preferred Stock represented by such certificates are converted, a certificate representing the shares of Series B Preferred Stock not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred

Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted shall be subject to the following adjustments:

      (a) If the Corporation shall after the date of issuance of the Series B Preferred Stock subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by way of a stock dividend on its Common Stock or reclassification of its shares of Common Stock any shares of the Corporation, the number of shares of Common Stock into which each share of Series B Preferred Stock may be converted immediately prior thereto shall be adjusted so that the holder of the Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive for each share of Series B Preferred Stock the number of shares of Common Stock which he would have owned or been entitled to receive after the happening of any of the events described above if his Series B Preferred Stock had been converted immediately prior to the happening of such event, such adjustment to become effective concurrently with the time at which such subdivision or combination or reclassification, as the case may be, became effective.

      (b) In the event of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series B Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series B Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock.

      (c) Upon any adjustment of the number of shares into which Series B Preferred Stock may be converted, then in each such case the Corporation shall give written notice thereof within 30 days of the occurrence of the adjustment, addressed to each registered holder of Series B Preferred Stock at the address of such holder as shown on the records of the Corporation, which notice shall state the Conversion Rate resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the conversion of Series B Preferred Stock setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.    Mandatory Conversion

The Series B Preferred Stock shall automatically be converted into Common Stock simultaneously with the closing of an underwritten public offering of the Corporation's Common Stock pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended. The provisions of Section 3 regarding the number of shares of Common Stock which shall be issuable upon the conversion of Series B Preferred Stock into Common Stock shall be applicable to such mandatory conversion. The Corporation shall give written notice of the date of such closing (the "Mandatory Conversion Date") to each holder of record of Series B Preferred Stock, as promptly as practicable after the Mandatory Conversion Date. Such notice shall be given by first-class mail, postage prepaid, addressed to such holder at his address as shown on the records of the Corporation, notifying such holder that the shares have been converted and calling upon such holder to surrender to the Corporation the certificate representing his shares of Series B Preferred Stock, duly endorsed or accompanied by proper instruments of transfer.

Within 60 days after the Mandatory Conversion Date, each holder of shares of Series B Preferred Stock shall present and surrender his certificate or certificates for such shares to the Corporation at the principal executive office of the Corporation or at such other place as may be designated by the Corporation and shall be issued new certificates representing the shares of Common Stock issuable upon such conversion. Upon the Mandatory Conversion Date, each person who was a holder of Series B Preferred Stock on that date shall be deemed to have become the holder of the Common Stock deemed to be issued on conversion and not of the Series B Preferred Stock being converted. All rights of the holders of such converted shares shall cease with respect to such shares except for rights in connection with such shares which have become matured obligations to such holders prior to such conversion and the right to receive certificates of Common Stock representing the shares deemed to be issued upon such conversion.

                CLASS B NONVOTING PREFERRED STOCK -- SERIES A
                 Preferences, Limitations and Relative Rights



1.    Designation

48,000 shares of the Class B Nonvoting Preferred Stock, $0.01 par value, of the Corporation shall constitute a series of such Preferred Stock designated as "Class B Nonvoting Preferred Stock -- Series A." Such series is referred to herein as the "Series A Preferred Stock."

2.    Liquidation Preference

The Liquidation Preference of the Series A Preferred Stock shall be $100.00 per share.

3.    Voluntary Conversion

      A. Right to Convert. Each share of Series A Preferred Stock may be converted at any time, without the payment of any consideration, into fully paid and nonassessable shares of Common Stock of the Corporation at the Conversion Price (as hereinafter defined) in effect at the time of conversion determined as provided herein, and all such conversions shall be at the option of the holder of such Series A Preferred Stock; provided, however, that if within 15 days after the certificate or certificates representing shares to be converted are surrendered as provided in the next paragraph (the "Objection Period"), the Board of Directors of the Corporation, by action of a majority of the directors then holding office, shall adopt a resolution objecting to the conversion of such shares under this Section 3, then the exercise of the option to convert such shares shall be null and void and the certificate or certificates surrendered shall be returned as soon as practicable thereafter to the holder of record of such shares. Shares of Series A Preferred Stock attempted to be converted but as to which conversion an objection is made as provided herein shall again become eligible for conversion under this Section 3 upon return of the certificate or certificates representing such shares.

      B. Mechanics of Conversion. Subject to the preceding paragraph, such option to convert shares of Series A Preferred Stock into shares of Common Stock may be exercised as to all or any portion of such shares of Series A Preferred Stock by, and only by, surrendering for such purpose to the Corporation at its principal executive office or at such other place as may be designated by the Corporation the certificate or certificates representing such shares of Series A Preferred Stock, duly endorsed or accompanied by proper instruments of transfer together with a written notice from the holder thereof stating that he elects to convert the same and the name or names and addresses to which certificates for Common Stock will be issued. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay to the holder cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, within 20 days after surrender of the certificate or certificates as provided in this paragraph or as soon as practicable thereafter, unless a resolution objecting to the conversion is adopted the Board of Directors within the Objection Period as provided herein, issue and deliver to such holder of Series A Preferred Stock, or to such third party as such holder may designate in writing, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and, a check payable to the holder in the amount of any cash amounts payable as the result of conversion into fractional shares of Common Stock plus declared but unpaid dividends, and if less than all the shares of the Series A Preferred Stock represented by such certificates are converted, a certificate representing the shares of Series A Preferred Stock not converted. Unless a resolution objecting to the conversion is adopted by the Board of Directors within the Objection Period as provided herein, such conversion shall be deemed to have been made immediately prior to the opening of business on the date immediately following the expiration of the Objection Period, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

      C. Conversion Price. For purposes of Sections 3, 4 and 5 hereof, each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing $100.00 by the Conversion Price per share in effect at the time of conversion. The Conversion Price per share of Series A Preferred Stock shall initially be $100.00 and shall be subject to adjustment from time to time as provided in Section 5 and as follows:

            (1) If the Corporation shall after the date of issuance of the Series A Preferred Stock subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a lesser number of shares, or increase the number of outstanding shares of Common Stock by way of a stock dividend on its Common Stock, the Conversion Price then in effect shall be adjusted so that the holder of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive for each share of Series A Preferred Stock the number of shares of Common Stock which he would have owned or been entitled to receive after the happening of any of the events described above if his Series A Preferred Stock had been converted immediately prior to the happening of such event, such adjustment to become effective concurrently with the time at which such subdivision or combination or stock dividend, as the case may be, became effective.

            (2) If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

            (3) In the event of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

            (4) Upon any adjustment, under the provisions of this Section 3(C) or the provisions of Section 5, of the number or character of shares into which Series A Preferred Stock may be converted, then in each such case the Corporation shall give written notice thereof within 30 days of the occurrence of the adjustment, addressed to each registered holder of Series A Preferred Stock at the address of such holder as shown on the records of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the conversion of Series A Preferred Stock setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.    Mandatory Conversion

Each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the then effective Conversion Price simultaneously with the closing of an underwritten public offering (a "Registered Public Offering") of the Corporation's Common Stock pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended. The provisions of Section 3 regarding the number of shares of Common Stock which shall be issuable upon the conversion of Series A Preferred Stock into Common Stock, and the amount of payment for any fractional shares in lieu of the issuance thereof, shall be applicable to such mandatory conversion. Upon the closing of a Registered Public Offering, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action on the part of the holders of such shares and regardless of whether the certificate or certificates representing the converted shares are surrendered, and all rights of the holders of such converted shares shall cease with respect to the converted shares upon such conversion except for rights to any declared but unpaid dividends with respect to such converted shares and the right to receive certificates representing the shares of Common Stock deemed issued upon such conversion and any payment for fractional shares in accordance herewith. The Corporation shall give written notice of the date of such closing (the "Mandatory Conversion Date") to each holder of record of Series A Preferred Stock, as promptly as practicable after the Mandatory Conversion Date. Such notice shall be given by first-class mail, postage prepaid, addressed to such holder at his address as shown on the records of the Corporation, notifying such holder that the shares have been converted and calling upon such holder to surrender to the Corporation the certificate or certificates representing his shares of Series A Preferred Stock. Each holder of shares of Series A Preferred Stock shall present and surrender his certificate or certificates for such shares to the Corporation at the principal executive office of the Corporation or at such other place as may be designated by the Corporation, duly endorsed or accompanied by proper instruments of transfer together with a written notice from the holder thereof stating the name or names and addresses to which certificates for Common Stock are to be issued, and the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock, or to such third party as such holder may designate in writing, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of conversion into fractional shares of Common Stock plus declared but unpaid dividends.

5.    Certain Adjustments to Conversion Price for Diluting Issues

      A. Special Definitions. For purposes of this Section 5, the following definitions shall apply:

            (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

            (2) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock and shall include, without limitation, shares of the Class A Voting Preferred Stock and the Class B Nonvoting Preferred Stock of the Corporation.

            (3) "Original Issue Date" shall mean the date upon which the first share of the Series A Preferred Stock was first issued by the Corporation.

            (4) "Additional Shares of Common" shall mean all shares of Common Stock issued or, pursuant to Section 5(C), deemed to be issued, by the Corporation after the Original Issue Date, except shares of Common Stock issued or issuable at any time:

                  (a) upon conversion of shares of the Series A Preferred Stock as provided herein;

                  (b) to employees, officers or directors of the Corporation pursuant to a stock grant, stock option plan or stock purchase plan or other stock agreement or arrangement approved by the Board of Directors of the Corporation;

                  (c) as a dividend or distribution on all outstanding shares of all classes of the capital stock of the Corporation or a dividend or distribution on all outstanding shares of all classes of the Preferred Stock of the Corporation;

                  (d)   in the circumstances described in Section 3(C); or

                  (e) pursuant to the exercise of Options outstanding on or prior to the Original Issue Date or the conversion or exchange of Convertible Securities outstanding on or prior to the Original Issue Date.

      B. Adjustments for Issuance of Additional Shares of Common. No adjustment in the Conversion Price for any shares of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common except as expressly provided in this
            Section 5(B). In the event the Corporation, at any time or from time to time within 120 days after the Original Issue Date, shall issue Additional Shares of Common (including Additional Shares of Common deemed issued pursuant to Section 5(C)) without consideration or for a consideration per share (determined pursuant to Section 5(D) hereof) less than the Conversion Price for a share of Series A Preferred Stock in effect on the date of, and immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one hundredth of a cent) equal to the consideration per share received by the Corporation for the Additional Shares of Common so issued.

      C. Deemed Issue of Additional Shares of Common. In the event the Corporation, at any time or from time to time within 120 days after the Original Issue Date, shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall (except as otherwise provided in Section 5(a)(4)) be deemed to be Additional Shares of Common issued as of the time of such issue; provided, that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(D) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, and, provided further, that in any such case in which Additional Shares of Common are deemed to be issued:

            (1) no further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock or Convertible Securities upon the exercise of such Options or conversion or exchange of such Convertible Securities;

            (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the amount of consideration payable to the corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect an appropriate increase or decrease reflecting such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

            (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                  (a) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                  (b) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, and the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to such Options as were actually exercised.

            (4) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause
                  (3) above.

      D. Determination of Consideration. For purposes of this Section 5, the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

            (1) Except as provided in Section D(2) below, such consideration shall:

                  (a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation (before commission or expenses) excluding amounts paid or payable for accrued interest or accrued dividends;

                  (b) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                  (c) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, at the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board of Directors.

            (2) The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 5(C) shall be determined by dividing

                  (a) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained thereof for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                  (b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options of the conversion or exchange of such Convertible Securities.

6.    Amendments to Articles of Incorporation

The Corporation shall not, without the affirmative vote or written consent in lieu of a vote of the holders of such number of outstanding shares of Series A Preferred Stock as may be required by applicable law (with such shares to be counted either separately or as a group with other shares of the Corporation's capital stock in the manner specified by applicable law), adopt any amendment to its Articles of Incorporation which would: (a) adversely change the rights or preferences of the Series A Preferred Stock; (b) create a new class of shares of capital stock having rights or preferences with respect to distributions or to dissolution that are prior or superior to the Series A Preferred Stock; or (c) increase the rights or preferences of any class of capital stock that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior or superior to the Series A Preferred Stock.

7.    Other Rights and Privileges

Holders of Series A Preferred Stock shall have the same relative rights and privileges as are granted to holders of Common Stock by the Articles of Incorporation (as the same may be amended from time to time), except as otherwise provided in the Articles of Incorporation (as the same may be amended from time to time) and in Sections 1 through 6 above.

                               CREE RESEARCH, INC.
                  CLASS B NONVOTING PREFERRED STOCK -- SERIES B
                 Preferences, Limitations and Relative Rights


1.    Designation

19,200 shares of the Class B Nonvoting Preferred Stock, $0.01 par value per share, of the Corporation shall constitute a series of such Preferred Stock designated as "Class B Nonvoting Preferred Stock -- Series B." Such series is referred to herein as the "Series B Nonvoting Preferred Stock."

2.    Liquidation Preference

The Liquidation Preference of the Series B Nonvoting Preferred Stock shall be $100.00 per share.

3.    Conversion

      A. Mandatory Conversion. Each outstanding share of Series B Nonvoting Preferred Stock shall be converted into fully paid and nonassessable shares of Common Stock at the then effective Conversion Price (as defined below) simultaneously with the closing of an underwritten public offering (a "Registered Public Offering") of the Corporation's Common Stock pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended. Upon the closing of a Registered Public Offering, the out-standing shares of Series B Nonvoting Preferred Stock shall be deemed automatically converted without any further action on the part of the holders of such shares and regardless of whether the certificate or certificates representing the converted shares are surrendered, and all rights of the holders of such converted shares shall cease with respect to the converted shares except for rights to any declared but unpaid dividends on such converted shares and the right to receive certificates representing the shares of Common Stock deemed issued upon such conversion and any payment for fractional shares in accordance herewith. No fractional shares of Common Stock shall be issued upon conversion of Series B Nonvoting Preferred Stock. In lieu of fractional shares to which the holder would otherwise be entitled, the Corporation shall pay to the holder, without interest, cash equal to such fraction multiplied by the Conversion Price in effect at the time of conversion.

      B. Mechanics of Conversion. The Corporation shall, as promptly as practicable after the closing of a Regis-tered Public Offering, give written notice of the closing to each holder of record of the Series B Non-voting Preferred Stock thereby converted stating that the shares have been converted and calling upon such holder to surrender to the Corporation the certificate or certificates representing his shares of Series B Nonvoting Preferred Stock. Such notice shall be given by first-class mail, postage prepaid, ad-dressed to such holder at his address as shown on the records of the Corporation. Each holder of shares of Series B Nonvoting Preferred Stock shall present and surrender his certificate or certificates for such shares to the Corporation at the principal executive office of the Corporation or at such other place as may be designated by the Corporation in its notice to the holder, duly endorsed or accompanied by proper instruments of transfer together with a written notice from the holder thereof stating the name or names and addresses to which certificates for Common Stock are to be issued, and the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series B Nonvoting Preferred Stock, or to such third party as such holder may designate in writing, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable in lieu of fractional shares of Common Stock plus any declared but unpaid dividends on the converted shares.

      C. Conversion Price. For purposes of this Section 3, each share of Series B Nonvoting Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing $100.00 by the Conversion Price per share in effect at the time of conversion. The Conversion Price per share of Series B Nonvoting Preferred Stock shall initially be $100.00 and shall be subject to adjustment from time to time as follows:

            (1) In the event the outstanding shares of Common Stock shall be subdivided or increased, by stock split or stock dividend, into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or con-solidation, be proportionately increased.

            (2) If the Common Stock issuable upon conversion of the Series B Nonvoting Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock of the Corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Nonvoting Preferred Stock shall be convertible into, in lieu of the shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Nonvoting Preferred Stock immediately before such event.

            (3) Upon each adjustment of the Conversion Price provided for hereunder and upon each change in the number of shares of Common Stock issuable upon conversion of the Series B Nonvoting Preferred Stock pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each registered holder of Series B Nonvoting Preferred Stock, first-class mail, postage prepaid, addressed to such holder at his address as shown on the records of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon conversion of Series B Nonvoting Preferred Stock or specifying the other shares of stock, securities or assets and the amount thereof so issuable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      D. Consolidations and Mergers. In the event of any con- solidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is a continuing corporation and which does not result in any reclassification of the Common Stock of the Corporation), then as a condition of effecting such merger or consolidation lawful and adequate pro-visions shall be made whereby each holder of out-standing shares of Series B Nonvoting Preferred Stock shall be entitled to receive, upon the consummation of such consolidation or merger, such shares of stock, securities or assets to which such holder would have been entitled upon the consummation thereof if such shares of Series B Nonvoting Preferred Stock had been converted into Common Stock immediately prior thereto. In any such case, upon the consummation of such consolidation or merger, all rights of holders of shares of Series B Nonvoting Preferred Stock shall cease with respect to such shares except for the right to receive shares of stock, securities or assets in accordance with the provisions made pursuant to the preceding sentence.

                 CLASS B NONVOTING PREFERRED STOCK - SERIES C
                 Preferences, Limitations and Relative Rights


1.    Designation

53,500 shares of the Class B Non-voting Preferred Stock, $0.01 par value per share, of the Corporation shall constitute a series of such Preferred Stock designated as "Class B Non-voting Preferred Stock -- Series C.("Series C Non-voting Preferred Stock").

2.    Liquidation Preference

The Liquidation Preference of the Series C Non-voting Preferred Stock shall be $100.00 per share.

3.    Conversion

      A. Mandatory Conversion. Each outstanding share of Series C Non-voting Preferred Stock shall be converted into fully paid and nonassessable shares of Common Stock at the then effective Conversion Price (as defined below) simultaneously with the closing of an underwritten public offering (a "Registered Public Offering") of the Corporation's Common Stock pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended. Upon the closing of a Registered Public Offering, the outstanding shares of Series C Non-voting Preferred Stock shall be deemed automatically converted without any further action on the part of the holders of such shares and regardless of whether the certificate or certificates representing the converted shares are surrendered, and all rights of the holders of such converted shares shall cease with respect to the converted shares except for rights to any declared but unpaid dividends on such converted shares and the right to receive certificates representing the shares of Common Stock deemed issued upon such conversion of Series C Non-voting Preferred Stock. In lieu of fractional shares to which the holder would otherwise be entitled, the Corporation shall pay to the holder, without interest, cash equal to such fraction multiplied by the Conversion Price in effect at the time of conversion.

      B. Mechanics of Conversion. The Corporation shall, as promptly as practicable after the closing of a Registered Public Offering, give written notice of the closing to each holder of record of the Series C Non-voting Preferred Stock thereby converted stating that the shares have been converted and calling upon such holder to surrender to the Corporation the certificate or certificates representing his shares of Series C Non-voting Preferred Stock.
            Such notice shall be given by first-class mail, postage prepaid, addressed to such holder at his address as shown on the records of the Corporation. Each holder of shares of Series C Non-voting Preferred Stock shall present and surrender his certificate or certificates for such shares to the Corporation at the principal executive office of the Corporation or at such other place as may be designated by the Corporation in its notice to the holder, duly endorsed or accompanied by proper instruments of transfer together with a written notice from the holder thereof stating the name or names and addresses to which certificates for Common Stock are to be issued, and the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series C Non-voting Preferred Stock, or to such third party as such holder may designate in writing, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable in lieu of fractional shares of Common Stock plus any declared but unpaid dividends on the converted shares.

      C. Conversion Price. For purposes of this Section 3, each share of Series C Non-voting Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing $100.00 by the Conversion Price per share in effect at the time of conversion. The Conversion Price per share of Series C Non-voting Preferred Stock shall initially be $100.00 and shall be subject to adjustment from time to time as follows:

            (1) In the event the outstanding shares of Common Stock shall be subdivided or increase, by stock split or stock dividend, into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            (2) If the Common Stock issuable upon conversion of the Series C Non-voting Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock of the Corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series C Non-voting Preferred Stock shall be convertible into, in lieu of the shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Non-voting Preferred Stock immediately before such event.

            (3) Upon each adjustment of the Conversion Price provided for hereunder and upon each change in the number of shares of Common Stock issuable upon conversion of the Series C Non-voting Preferred Stock pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each registered holder of Series C Non-voting Preferred Stock, first-class mail, postage prepaid, addressed to such holder at his address as shown on the records of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon conversion of Series C Non-voting Preferred Stock or specifying the other shares of stock, securities or assets and the amount thereof so issuable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      D. Consolidations and Mergers. In the event of any consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is a continuing corporation and which does not result in any reclassification of the Common Stock of the Corporation), then as a condition of effecting such merger or consolidation lawful and adequate provisions shall be made whereby each holder of outstanding shares of Series C Non-voting Preferred Stock shall be entitled to receive, upon the consummation of such consolidation or merger, such shares of stock, securities or assets to which such holder would have been entitled upon the consummation thereof if such shares of Series C Non-voting Preferred Stock had been converted into Common Stock immediately prior thereto. In any such case, upon the consummation of such consolidation or merger, all rights of holders of shares of Series C Non-voting Preferred Stock shall cease with respect to such shares except for the right to receive shares of stock, securities or assets in accordance with the provisions made pursuant to the preceding sentence.

                 CLASS B NONVOTING PREFERRED STOCK - SERIES C
                      (WITH ALTERNATIVE LIQUIDATION PRICE)
                 Preferences, Limitations and Relative Rights


1.    Designation

In addition to the 53,500 shares of the Class B Non-voting Preferred Stock, $0.01 par value per share, of the Corporation authorized by amendment to the Articles of Incorporated dated June 24, 1991, and a second amendment dated May 12, 1992, an additional 40,910 shares shall constitute a part of the same series of such Preferred Stock designated as "Class B Non-voting Preferred Stock -- Series C. (for a total authorized number of shares of 94,410)("Series C Non-voting Preferred Stock").


2.    Liquidation Preference

The Liquidation Preference of the additional shares of Series C Non-voting Preferred Stock which is the subject of this amendment shall be $110.00 per share. The liquidation preference of all previously issued Series C Non-voting Preferred Stock shall not be altered or changed by this amendment.

3.    Conversion

      A. Mandatory Conversion. Each outstanding share of Series C Non-voting Preferred Stock shall be converted into fully paid and nonassessable shares of Common Stock at the then effective Conversion Price (as defined below) simultaneously with the closing of an underwritten public offering (a "Registered Public Offering") of the Corporation's Common Stock pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended. Upon the closing of a Registered Public Offering, the outstanding shares of Series C Non-voting Preferred Stock shall be deemed automatically converted without any further action on the part of the holders of such shares and regardless of whether the certificate or certificates representing the converted shares are surrendered, and all rights of the holders of such converted shares shall cease with respect to the converted shares except for rights to any declared but unpaid dividends on such converted shares and the right to receive certificates representing the shares of Common Stock deemed issued upon such conversion of Series C Non-voting Preferred Stock. In lieu of fractional shares to which the holder would otherwise be entitled, the Corporation shall pay to the holder, without interest, cash equal to such fraction multiplied by the Conversion Price in effect at the time of conversion.

      B. Mechanics of Conversion. The Corporation shall, as promptly as practicable after the closing of a Registered Public Offering, give written notice of the closing to each holder of record of the Series C Non-voting Preferred Stock thereby converted stating that the shares have been converted and calling upon such holder to surrender to the Corporation the certificate or certificates representing his shares of Series C Non-voting Preferred Stock. Such notice shall be given by first-class mail, postage prepaid, addressed to such holder at his address as shown on the records of the Corporation. Each holder of shares of Series C Non-voting Preferred Stock shall present and surrender his certificate or certificates for such shares to the Corporation at the principal executive office of the Corporation or at such other place as may be designated by the Corporation in its notice to the holder, duly endorsed or accompanied by proper instruments of transfer together with a written notice from the holder thereof stating the name or names and addresses to which certificates for Common Stock are to be issued, and the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series C Non-voting Preferred Stock, or to such third party as such holder may designate in writing, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable in lieu of fractional shares of Common Stock plus any declared but unpaid dividends on the converted shares.

      C. Conversion Price. For purposes of this Section 3, each share of Series C Non-voting Preferred Stock which is the subject of this amendment (40,910) shall be convertible into the number of shares of Common Stock that results from dividing $110.00 by the Conversion Price per share in effect at the time of conversion. The Conversion Price per share of Series C Non-voting Preferred Stock, which is the subject of this amendment, shall initially be $110.00 and shall be subject to adjustment from time to time as follows:

            (1) In the event the outstanding shares of Common Stock shall be subdivided or increase, by stock split or stock dividend, into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            (2) If the Common Stock issuable upon conversion of the Series C Non-voting Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock of the Corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series C Non-voting Preferred Stock shall be convertible into, in lieu of the shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Non-voting Preferred Stock immediately before such event.

            (3) Upon each adjustment of the Conversion Price provided for hereunder and upon each change in the number of shares of Common Stock issuable upon conversion of the Series C Non-voting Preferred Stock pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each registered holder of Series C Non-voting Preferred Stock, first-class mail, postage prepaid, addressed to such holder at his address as shown on the records of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon conversion of Series C Non-voting Preferred Stock or specifying the other shares of stock, securities or assets and the amount thereof so issuable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (4) Consolidations and Mergers. In the event of any consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is a continuing corporation and which does not result in any reclassification of the Common Stock of the Corporation), then as a condition of effecting such merger or consolidation lawful and adequate provisions shall be made whereby each holder of outstanding shares of Series C Non-voting Preferred Stock shall be entitled to receive, upon the consummation of such consolidation or merger, such shares of stock, securities or assets to which such holder would have been entitled upon the consummation thereof if such shares of Series C Non-voting Preferred Stock had been converted into Common Stock immediately prior thereto. In any such case, upon the consummation of such consolidation or merger, all rights of holders of shares of Series C Non-voting Preferred Stock shall cease with respect to such shares except for the right to receive shares of stock, securities or assets in accordance with the provisions made pursuant to the preceding sentence.